Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-262226, 333-266271, and 333-268563) on Form S-3 and in the Registration Statement (No. 333-264996) on Form S-8 of TeraWulf Inc. of our reports dated March 31, 2023, relating to the consolidated financial statements of Terawulf Inc., appearing in this Annual Report on Form 10-K of TeraWulf Inc. for the year ended December 31, 2022.

/s/ RSM US LLP

Minneapolis, Minnesota
March 31, 2023